PRESS RELEASE

FOR IMMEDIATE RELEASE                                                   Contact:
July 22, 2005                                                     Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                  (309) 743-7745

                               QCR Holdings, Inc.
      Announces Earnings Results For the Second Quarter Ended June 30, 2005

QCR Holdings, Inc. (Nasdaq SmallCap/QCRH) today announced earnings for the second quarter ended June 30, 2005 of $1.3 million, or basic earnings per share of $0.28 and diluted earnings per share of $0.27. For the same quarter one year ago, the Company reported earnings of $1.7 million, or basic earnings per share of $0.40 and diluted earnings per share of $0.39.

Earnings for the six months ended June 30, 2005 were $2.6 million, or basic earnings per share of $0.57 and diluted earnings per share of $0.56. For the comparable period in 2004, the Company had earnings of $2.5 million, or basic earnings per share of $0.60 and diluted earnings per share of $0.58. For the first six months of 2005, the Company's newest subsidiary, Rockford Bank & Trust, experienced a net operating loss of $669 thousand.

"The operating losses at Rockford Bank & Trust have been very close to the amount budgeted," stated Doug Hultquist, President and Chief Executive Officer. He continued, " Our Company is proud to be a part of the Rockford community. We are pleased with the market's support of our model of experienced bankers providing high levels of service and creating meaningful and satisfying experiences for our customers." Rockford Bank & Trust, which opened January 3, 2005, reached total assets of $20.6 million, net loans of $10.6 million, and deposits of $11.3 million at June 30, 2005.

President Hultquist added, "Both net interest income and noninterest income have shown improvement from one year ago, as total revenue increased by $2.4 million, or 20%. Also, during the second quarter of 2005, earnings were positively impacted by a $615 thousand reduction in the provision for loan losses, when compared to the previous year. The successful resolution of some large credits in Quad City Bank & Trust's loan portfolio, through payoff, credit upgrade, refinancing, or the acquisition of additional collateral or guarantees, resulted in reductions to both provision expense and the level of allowance for loan losses." He continued, "We experienced a $738 thousand increase in net interest income for the second quarter of 2005, when compared to one year ago. We also experienced a slight improvement in noninterest income of $55 thousand, where an increase in trust department fees more than offset the anticipated decline in gains on sales of residential real estate loans. However, offsetting our improvements in revenue from one year ago was a marked increase in noninterest expense of 37%, or $2.0 million, due primarily to anticipated increases in personnel and facilities costs as our subsidiary banks have opened four new locations during 2005. In summary, our solid improvements in revenue have nearly offset the additional operating costs created by our four new banking locations, allowing us to maintain our second quarter core earnings from one year ago, after adjustment for Rockford Bank & Trust's second quarter start-up losses of $326 thousand."

Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust stated, "During the first half of 2005, the Company grew total assets at an annualized pace of 11%. Premises and equipment grew $2.3 million during the second quarter and $5.4 million during the first six months, as the Company invested in new facilities at all three of its subsidiary banks. On January 3, 2005, Rockford Bank & Trust began operations under its own charter in its permanent location in downtown Rockford. Quad City Bank & Trust opened its fifth banking facility located in the Five Points area of west Davenport on March 17, 2005. Cedar Rapids Bank & Trust moved into its new main office in downtown Cedar Rapids on July 5, 2005, and into its first branch facility located on Council Street in northern Cedar Rapids on June 2, 2005."

Quad City Bank & Trust, the Company's first subsidiary bank, grew to total assets of $652.4 million at June 30, 2005, which was an increase of $16.2 million, from December 31, 2004. At the close of the second quarter of 2005, Quad City Bank & Trust had net loans of $469.8 million and deposits of $414.6 million. In a comparison of the first half of 2005 to 2004, Quad City Bank and Trust experienced marked increases in noninterest expenses, primarily salaries and employee benefits and other real estate owned expense, which offset a significant decrease in the provision for loan losses from year-to-year. As a result, the bank realized after-tax net income year-to-date of $3.3 million, which essentially equaled net income for the first six months of 2004.

Cedar Rapids Bank & Trust has continued to experience outstanding growth, reaching total assets of $245.9 million at June 30, 2005, for an increase of $12.6 million, or 5%, from December 31, 2004. At the end of the second quarter of 2005, Cedar Rapids Bank & Trust had net loans of $185.1 million, deposits of $171.8 million, and significantly improved profitability, as the bank realized after-tax net income year-to-date of $727 thousand, which was more than double the $329 thousand in net income for the same six-month period in 2004.

The Company's total assets increased $50.0 million, or 6%, to $920.1 million at June 30, 2005 from $870.1 million at December 31, 2004. During the same period, net loans increased by $26.5 million, or 4%, to $665.6 million from $639.1 million at December 31, 2004. Non-performing assets decreased to $8.0 million at June 30, 2005 from $10.7 million at December 31, 2004. Total deposits increased to $595.7 million at June 30, 2005 when compared to $588.0 million at December 31, 2004. Stockholders' equity rose to $52.9 million at June 30, 2005 as compared to $50.8 million at December 31, 2004, primarily as the result of net income and the net increase in shares of common stock from the private placement of stock and the exercise of stock options, partially offset by a decrease in fair value of securities classified as available for sale.

"Nonaccrual loans at June 30, 2005 were $5.2 million, of which $4.1 million, or 79%, resulted from four large commercial lending relationships at Quad City Bank & Trust. At quarter end, accruing loans past due 90 days or more were $1.3 million, of which $954 thousand, or 71%, were the result of six additional lending relationships at Quad City Bank & Trust. By mid June, three of these relationships totaling $466 thousand were current with their payments. In the first quarter, Quad City Bank & Trust charged off $726 thousand on one nonperforming loan, which contributed to the reduced level of nonaccrual loans," stated Chairman Bauer. He explained, "We are pleased with the $3.1 million decrease in non-performing assets since the end of 2004. However, an unfortunate contributor to this decrease was a $288 thousand write-down of other real estate owned at Quad City Bank & Trust." He continued, "Improved credit quality will remain a strong focus for us throughout the coming quarters. Management is continually monitoring the Company's loan portfolio and the level of allowance for loan losses. The Company's allowance for loan losses to total loans was 1.28% at June 30, 2005. The Company's exposure to loss on several nonperforming loans at Quad City Bank & Trust has been significantly reduced since the end of 2004 by the existence of either a stronger collateral position, a governmental guarantee, or an improved payment status. Efforts are ongoing throughout the Company to improve the overall quality of the loan portfolio."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United Sates to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and
(xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

                                                              As of
                                      ----------------------------------------------------
                                       June 30,      March 31,   December 31,     June 30,
                                         2005          2005          2004           2004
                                      ----------------------------------------------------
(dollars in thousands, except
share data)

SELECTED BALANCE SHEET DATA
Total assets ......................   $  920,061    $  891,862    $  870,084    $  811,541
Securities ........................   $  153,975    $  155,741    $  149,561    $  131,197
Total loans .......................   $  674,278    $  652,637    $  648,351    $  592,184
Allowance for estimated loan losses   $    8,662    $    8,841    $    9,262    $    9,746
Total deposits ....................   $  595,716    $  588,248    $  588,016    $  509,282
Total stockholders' equity ........   $   52,939    $   51,569    $   50,774    $   42,920
Common shares outstanding .........    4,519,559     4,509,883     4,496,730     4,224,462
Book value per common share .......   $    11.71    $    11.43    $    11.29    $    10.16
Full time equivalent employees ....          286           257           243           229
Tier 1 leverage capital ratio .....        7.81%         7.83%         7.81%         7.20%


                                                               As of
                                          --------------------------------------------
                                          June 30,  March 31,  December 31,   June 30,
                                            2005      2005        2004         2004
                                          --------------------------------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA
Nonaccrual loans ......................   $  5,226   $  7,118   $  7,608   $  5,690
Accruing loans past due 90 days or more      1,350        551      1,133      1,006
Other real estate owned ...............      1,402      1,574      1,925         --
                                          -----------------------------------------
Total nonperforming assets ............   $  7,978   $  9,243   $ 10,666   $  6,696

Net charge-offs (calendar year-to-date)   $    754   $    723   $    753   $    222

Loan mix:
  Commercial ..........................   $548,107   $531,263   $532,830   $483,582
  Real estate .........................     64,731     63,287     59,611     54,261
  Installment and other consumer ......     61,440     58,087     55,910     54,341
                                          -----------------------------------------
Total loans ...........................   $674,278   $652,637   $648,351   $592,184

ANALYSIS OF DEPOSIT DATA
Deposit mix:
  Noninterest-bearing .................   $103,981   $102,773   $109,362   $106,272
  Interest-bearing ....................    491,735    485,475    478,654    403,010
                                          -----------------------------------------
Total deposits ........................   $595,716   $588,248   $588,016   $509,282

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

                                                                 For the Quarter Ended          For the Six Months Ended
                                                         -----------------------------------    ------------------------
                                                          June 30,     March 31,    June 30,     June 30,     June 30,
                                                            2005          2005        2004         2005         2004
                                                         -------------------------------------------------------------
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income ......................................   $  11,539     $  10,680    $   9,226    $  22,219    $  17,905
Interest expense .....................................       4,782         4,192        3,207        8,974        6,110
                                                         --------------------------------------------------------------
Net interest income ..................................       6,757         6,488        6,019       13,245       11,795
Provision for loan losses ............................        (147)          301          468          154        1,324
                                                         --------------------------------------------------------------
Net interest income after provision for loan loss6,904       6,904         6,187        5,551       13,091       10,471
Noninterest income ...................................       2,435         2,517        2,379        4,952        4,738
Noninterest expense ..................................       7,443         6,753        5,437       14,196       11,527
                                                         --------------------------------------------------------------
Income before taxes ..................................       1,896         1,951        2,493        3,847        3,682
Income tax expense ...................................         634           627          822        1,261        1,175
                                                         --------------------------------------------------------------
Net income ...........................................   $   1,262     $   1,324    $   1,671    $   2,586    $   2,507

Earnings per common share (basic) ....................   $    0.28     $    0.29    $    0.40    $    0.57    $    0.60
Earnings per common share (diluted) ..................   $    0.27     $    0.29    $    0.39    $    0.56    $    0.58

AVERAGE BALANCES
Assets ...............................................   $ 901,609     $ 878,589    $ 786,896    $ 890,099    $ 762,047
Deposits .............................................   $ 589,851     $ 593,243    $ 506,614    $ 591,548    $ 508,218
Loans ................................................   $ 660,877     $ 647,923    $ 573,781    $ 654,400    $ 555,272
Stockholders' equity .................................   $  52,207     $  51,161    $  42,774    $  51,684    $  42,208

KEY RATIOS
Return on average assets (annualized) ................        0.56%         0.60%        0.85%        0.58%        0.66%
Return on average common equity (annualized) .........        9.67%        10.35%       15.63%       10.01%       11.88%
Net interest margin (TEY) ............................        3.33%         3.26%        3.40%        3.29%        3.42%
Nonperforming assets / total assets ..................        0.87%         1.04%        0.83%        0.87%        0.83%
Net charge-offs / average loans ......................        0.00%         0.11%        0.03%        0.12%        0.04%
Allowance / total loans ..............................        1.28%         1.35%        1.65%        1.28%        1.65%
Efficiency ratio .....................................       80.98%        75.54%       64.75%       78.01%       69.72%

                                                              For the Quarter Ended           For the Six Months Ended
                                                       -----------------------------------    ------------------------
                                                         June 30,    March 31,    June 30,     June 30,     June 30,
                                                           2005        2005         2004         2005         2004
                                                       --------------------------------------------------------------
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs .   $      384   $      419   $      302   $      803   $      841
Trust department fees ..............................          720          735          608        1,455        1,289
Deposit service fees ...............................          396          382          408          778          817
Gain on sales of loans, net ........................          351          254          406          605          668
Securities gains (losses), net .....................           --           --           26           --           26
Earnings on cash surrender value of life insurance .          140          179          241          319          336
Investment advisory and management fees ............          200          140          136          340          262
Other ..............................................          244          408          252          652          499
                                                       --------------------------------------------------------------
   Total noninterest income ........................   $    2,435   $    2,517   $    2,379   $    4,952   $    4,738

ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits .....................   $    4,120   $    3,896   $    3,119   $    8,017   $    6,271
Professional and data processing fees ..............          825          613          531        1,437          996
Advertising and marketing ..........................          308          260          287          568          501
Occupancy and equipment expense ....................        1,022          976          791        1,998        1,522
Stationery and supplies ............................          164          148          132          312          269
Postage and telephone ..............................          198          196          163          395          329
Bank service charges ...............................          139          119          147          257          286
Insurance ..........................................          154          153          125          307          226
Loss on redemption of junior subordinated debentures           --           --           --           --          747
Other ..............................................          513          392          142          905          380
                                                       --------------------------------------------------------------
   Total noninterest expenses ......................   $    7,443   $    6,753   $    5,437   $   14,196   $   11,527

WEIGHTED AVERAGE SHARES
Common shares outstanding (a) ......................    4,514,459    4,503,312    4,212,795    4,508,886    4,213,635
Incremental shares from assumed conversion:
    Options and Employee Stock Purchase Plan .......       99,797      107,987      109,648      103,892      116,898
                                                       --------------------------------------------------------------
Adjusted weighted average shares (b) ...............    4,614,256    4,611,299    4,322,443    4,612,778    4,330,533

(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share

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